Exhibit 4.40

AMENDMENT TO

SHARE SUBSCRIPTION AGREEMENT

This AMENDMENT to the Share Subscription Agreement (this “Amendment”) is made and entered into as of May 25, 2017 by and among Yixin Group Limited (formerly known as Yixin Capital Limited), an exempted company incorporated in the Cayman Islands (the “Company”), Bitauto Holdings Limited, an exempted company incorporated under the Laws of the Cayman Islands (the “Key Holder”), and Tencent Mobility Limited, a limited liability company incorporated under the Laws of Hong Kong (the “Purchaser”). Each of the Purchaser, the Company and the Key Holder is referred to herein as a “Party,” and collectively as the “Parties.” Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed thereto in the Subscription Agreement (as defined below).

WHEREAS, the Parties have entered into a Share Subscription Agreement dated May 11, 2017 (the “Subscription Agreement”), pursuant to which the Company has agreed to issue to the Purchaser, and the Purchaser has agreed to subscribe from the Company certain Series C Preference Shares upon the terms and subject to the conditions set forth therein.

WHEREAS, pursuant to Section 8.3 of the Subscription Agreement, any provision of the Subscription Agreement may be amended in writing by the Parties.

WHEREAS, the Parties desire to amend the Subscription Agreement upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the adequacy of which is hereby acknowledged, and intending to be legally bound, the Parties hereby amend the Subscription Agreement, as follows:

ARTICLE I

AMENDMENTS TO THE SUBSCRIPTION AGREEMENT

1.             Amendment to Section 1.1. The definition of “ESOP” under Section 1.1 of the Subscription Agreement is hereby amended by deleting it in its entirety and replacing it with the following text:

“ESOP” shall mean the employee equity incentive plan(s), including the share award scheme(s), in respect of up to 53,399,240 Ordinary Shares, such employee equity incentive plan(s) to be adopted by the Company and in the form and substance reasonably satisfactory to any of the Purchaser, Dongting Lake Investment Limited or Morespark Limited.

2.             Amendment to Section 3.1. The Parties agree that Section 3.1 of the Subscription Agreement is hereby amended by adding the following Section 3.1(r):

(r) Surrender of Shares. Each of Above Master Limited and Alpha Start Global Limited shall have surrendered their ordinary shares to the Company, amounting to 41,271,230 ordinary shares in aggregate, the cancellation of which will concurrently occur with the Closing.

3.             Amendment to Section 3.1(o). The Parties agree that Section 3.1(o) of the Subscription Agreement is hereby amended by deleting the section in its entirety and replacing it with the following text:

Financial Statements. The Company shall have delivered to the Purchaser (i) the unaudited consolidated income statement and balance sheet of the Company as of December 31, 2016, (ii) the audited financial statements as of December 31, 2016 of Beijing Yixin Information Technology Co., Ltd. (北京易鑫信息科技有限公司), Shanghai Yixin Financial Leasing Co., Ltd.(上海易鑫融资租赁有限公司), Shanghai Techuang Advertising Co., Ltd. (上海特创广告有限公司), Xinche Investment (Shanghai) Co., Ltd.(鑫车投资( 上 海) 有限公司) and Tianjin Hengtong Jiahe Finance Leasing Co., Ltd. (天津恒通嘉合融资 租赁有限公司), (collectively, the “Company Financial Statements”), (iii) the unaudited consolidated income statement and balance sheet of the Transferred Subsidiary as of April 30, 2017, the “Transferred Subsidiary Financial Statements”, and (iv) the unaudited consolidated income statement and balance sheet of Beijing Yixin Car Rental Limited (北京易鑫汽车租赁 有限公司) as of April 30, 2017.

4.             Amendment to Section 5.9. The Parties agree that Section 5.9 of the Subscription Agreement is hereby amended by deleting the section in its entirety and replacing it with the following text:

Adoption of the ESOP. As of the Closing, the Company shall have reserved 53,399,240 Ordinary Shares of the Company for the ESOP(s). The Company shall adopt the ESOP(s) for the reserved Ordinary Shares, such adoption and terms of the ESOP(s) to be subject to the approval of any of the Purchaser, Dongting Lake Investment Limited or Morespark Limited.

5.             Amendment to Section 4.1(e) to the Disclosure Schedule. The Parties agree that the capitalization table of the Company immediately after Closing as set out in Section 4.1(e) to the Disclosure Schedule is hereby amended by deleting such capitalization table in its entirety and replacing it with the following text:

	Pro-forma Series C
	(on a fully diluted basis)
Shareholders	Shares	%
Ordinary Shares
Bitauto Hong Kong Limited	134,999,060	16.70%
New ESOP	53,399,240	6.60%
Series A Preference Shares
Bitauto Hong Kong Limited	115,341,560	14.27%
Dongting Lake Investment Limited (Tencent)	133,086,420	16.46%
JD Financial Investment Limited	88,724,280	10.97%
Hammer Capital Management Limited	8,872,430	1.10%
Series B Preference Shares
Bitauto Hong Kong Limited	72,544,880	8.97%
Baidu (Hong Kong) Limited	27,091,450	3.35%
Morespark Limited (Tencent)	38,229,050	4.73%
JD Financial Investment Limited	9,030,480	1.12%
HCM IV Limited	9,632,520	1.19%
BAI GmbH	4,515,240	0.56%
Genius Concept Limited	4,515,240	0.56%
Series C Preference Shares
Bitauto Hong Kong Limited	4,299,090	0.53%
Bitauto Holdings Limited	70,934,920	8.77%
Tencent Mobility Limited	16,121,570	1.99%
IDG China Capital Fund III L.P.	5,923,710	0.73%
IDG China Capital III Investors L.P.	524,910	0.06%
Pacific Treasure Global Limited	2,149,540	0.27%
China Orient Asset Management (International) Holding Limited	8,598,170	1.06%
Total	808,533,760	100%

6.             Amendment to Article 5.7 of Form of Restated Shareholders Agreement. The Parties agree that Article 5.7 of the Form of Restated Shareholders Agreement is hereby amended by deleting the section in its entirety and replacing it with the following text:

“Incentive Plan. Upon the date hereof, the Company shall reserve 53,399,240 Ordinary Shares of the Company for the ESOP(s).”

7.             Amendment to Schedule 4 of Form of Restated Shareholders Agreement. The Parties agree that Schedule 4 of the Form of Restated Shareholders Agreement is hereby amended by deleting the section in its entirety and replacing it with the following text:

SHAREHOLDING STRUCTURE OF THE COMPANY

Company’s authorized capital: US$150,000 divided into 1,500,000,000 shares, with a par value of US$0.0001 each

	Pro-forma Series C
	(on a fully diluted basis)
Shareholders	Shares	%
Ordinary Shares
Bitauto Hong Kong Limited	134,999,060	16.70%
New ESOP	53,399,240	6.60%
Series A Preference Shares
Bitauto Hong Kong Limited	115,341,560	14.27%
Dongting Lake Investment Limited (Tencent)	133,086,420	16.46%
JD Financial Investment Limited	88,724,280	10.97%
Hammer Capital Management Limited	8,872,430	1.10%
Series B Preference Shares
Bitauto Hong Kong Limited	72,544,880	8.97%
Baidu (Hong Kong) Limited	27,091,450	3.35%
Morespark Limited (Tencent)	38,229,050	4.73%
JD Financial Investment Limited	9,030,480	1.12%
HCM IV Limited	9,632,520	1.19%
BAI GmbH	4,515,240	0.56%
Genius Concept Limited	4,515,240	0.56%
Series C Preference Shares
Bitauto Hong Kong Limited	4,299,090	0.53%
Bitauto Holdings Limited	70,934,920	8.77%
Tencent Mobility Limited	16,121,570	1.99%
IDG China Capital Fund III L.P.	5,923,710	0.73%
IDG China Capital III Investors L.P.	524,910	0.06%
Pacific Treasure Global Limited	2,149,540	0.27%
China Orient Asset Management (International) Holding Limited	8,598,170	1.06%
Total	808,533,760	100%

ARTICLE II

MISCELLANEOUS

8.             Effectiveness. This Amendment shall become effective upon the date hereof.

9.             Binding Effect. Except to the extent set forth and amended expressly herein, each of the Parties acknowledges and agrees that all terms and provisions, covenants and conditions of the Subscription Agreement and all documents executed in conjunction therewith shall be and remain in full force and effect. Further, each of the Parties acknowledges and agrees that this Amendment shall be deemed to form an integral part of the Subscription Agreement, and the Subscription Agreement, as amended hereby, shall constitute its legal, valid and binding obligation, in each case, enforceable against it in accordance with its terms as of the date hereof, except, in each case, as may be limited by bankruptcy, reorganization, moratorium, insolvency, or other similar laws affecting the enforcement of creditors’ rights generally and by general principals of equity regardless of whether the issue of enforceability is considered in a proceeding in equity or at law. For the avoidance any doubt, with respect to Amendment to Section 4.1(e) to the Disclosure Schedule, the relevant representations and warranties shall be deemed to be made as if it were made on the date of the Subscription Agreement. In the event of any inconsistency or conflict between the provisions of the Subscription Agreement and this Amendment, the provisions of this Amendment will prevail and govern. All references to the “Agreement” in the Subscription Agreement shall hereinafter refer to the Subscription Agreement as amended by this Amendment.

10.           Entire Agreement. This Amendment, the Subscription Agreement and the other documents referred to herein and therein constitute the entire agreement between the Parties with respect to the subject matter hereof and thereof, and supersedes all prior agreements and understandings, both oral and written, between the Parties and/or their Subsidiaries and Affiliates with respect to the subject matter hereof and thereof.

11.          Other Miscellaneous Terms. The provisions of Article VIII (Miscellaneous) of the Subscription Agreement shall apply mutatis mutandis to this Amendment, and to the Subscription Agreement as modified by this Amendment, taken together as a single agreement, reflecting the terms therein as modified by this Amendment.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the day and year first above written.

BITAUTO HOLDINGS LIMITED

By:	/s/ Bin Li
Name:
Title:

[SIGNATURE PAGE TO AMENDMENT TO SHARE SUBSCRIPTION AGREEMENT]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the day and year first above written.

YIXIN GROUP LIMITED

By:	/s/ Xuan Zhang
Name:
Title:

[SIGNATURE PAGE TO AMENDMENT TO SHARE SUBSCRIPTION AGREEMENT]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the day and year first above written.

TENCENT MOBILITY LIMITED

By:	/s/ Ma Huateng
	Name:	Ma Huateng
	Title:	Director

[SIGNATURE PAGE TO AMENDMENT TO SHARE SUBSCRIPTION AGREEMENT]